Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (form S-4) and related Prospectus of The LTV
Corporation for the registration of $300,000,000 of 8.20% Senior Exchange Notes and to the incorporation by reference and inclusion therein of our report dated January 23, 1997, with respect to the consolidated financial statements of The LTV Corporation included herein and in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



Cleveland, Ohio                                         /s/ Ernst & Young LLP
November 14, 1997